Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


We consent to the incorporation by reference in Registration Statement No. 033-54847 of Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan on Form S-8 of our report dated July 17, 2008, appearing in this Annual Report on Form 11-K of Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan for the year ended January 31, 2008.



/s/ J.H. Cohn LLP
Roseland, New Jersey
July 17, 2008